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                                                                                                              EXHIBIT 2

                                                   CSW CREDIT, INC.
                                                   EARNINGS COVERAGE
                                              (Thousands, except ratios)

                                                                                     2000

                                                               April                  May                   June

Net Income                                                           $728                  $967                    $943
Income Taxes                                                          387                   436                     507
Tax Benefit of Parent
  Company Loss                                                       (10)                 (157)                    (11)
Interest
  Expense/                                                          3,156                 3,724                   5,225
  Credit Line Fees
                                                           ---------------      ----------------     -------------------

Earnings                                                           $4,221                $4,970                  $6,664
                                                           ===============      ================     ===================



Interest Expense/                                                  $3,156                $3,724                  $5,225
  Credit Line Fees



Ratio of Earnings

  To Fixed Charges                                                   1.34                  1.34                    1.28
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                                                   CAPITAL STRUCTURE
                                                     JUNE 30, 2000
                                                      (Thousands)



Short-term Debt                                                $1,247,783                 93.1%
Common Equity                                                      93,195                  6.9%
                                                           ---------------      ----------------

                   Total                                       $1,340,978                  100%
                                                           ===============      ================
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